UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 28, 2020
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2020 XPEL, Inc. (the “Company”) convened its 2020 annual meeting of stockholders (the “Annual Meeting”). The results of the matters voted on at the Annual Meeting, based on the presence, in person or by proxy, of holders of record of 19,558,495 of the 27,612,597 shares of the Company’s common stock entitled to vote as of April 6, 2020, the record date, were as follows:

1.To elect as directors to the Company’s Board of Directors the five nominees named below for a term of one year:

	For	Against	Broker Non-Vote
(1) Ryan L. Pape	15,033,421	14,951	4,510,123
(2) Mark E. Adams	15,000,518	47,854	4,510,123
(3) John A. Constantine	14,967,580	80,792	4,510,123
(4) Richard K. Crumly	14,979,576	68,796	4,510,123
(5) Michael A. Klonne	15,010,781	37,591	4,510,123

2.To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020:

For	Against	Abstain
19,542,883	5,248	10,364

3.To approve the Company’s 2020 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Vote
14,077,956	944,477	25,939	4,510,123

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: June 2, 2020	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer